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                                                                     EXHIBIT 11


              DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                        Supplemental
                                            Fiscal Year Ended        -----------------
                                                 March 31,           Fiscal Year Ended
                                       ---------------------------        March 31,
                                        1997      1996      1995            1995
                                       -------   -------   -------   -----------------
Net income                             $13,367   $10,767   $ 6,496        $ 7,254
                                       =======   =======   =======        =======

Weighted average common shares
   outstanding                           6,913     6,757     5,542          6,683
                                       =======   =======   =======        =======

Net income per common share            $  1.93   $  1.59   $  1.17        $  1.09
                                       =======   =======   =======        =======

Calculation of weighted average
   common shares:

   Weighted average common shares
     outstanding                         6,467     6,301     4,775          6,245

   Weighted average common stock
     warrants, utilizing the
     treasury stock method (1)              --        --       329             --

   Weighted average common stock
     options, utilizing the treasury
     stock method (1)                      446       456       438            438
                                       -------   -------   -------        -------

                                         6,913     6,757     5,542          6,683
                                       =======   =======   =======        =======


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(1)  Utilizing the weighted average stock price of $15.67 per share for fiscal year 1995.